Exhibit 10.17

THE OBLIGATIONS OF THE COMPANY (AS DEFINED BELOW) TO PAY FEES (AS DEFINED BELOW) HEREUNDER ARE SUBORDINATE TO THE OBLIGATIONS OF THE COMPANY TO THE LENDERS (AS DEFINED BELOW) PURSUANT TO THE FINANCING AGREEMENT (AS DEFINED BELOW).

MANAGEMENT AGREEMENT

This Management Agreement (“Agreement”) is entered into as of October 27, 2004 (the “Effective Date”) by and between GORDON BIERSCH BREWERY RESTAURANT GROUP, INC., a Tennessee corporation (the “Company”), and HANCOCK MANAGEMENT PARTNERS, INC., a California corporation (“HMF”).

WHEREAS, Hancock Park Capital II, LP, a Delaware limited partnership (“HPCFund”) has purchased securities of the Company (the “Transaction”) pursuant to a Securities Purchase Agreement dated as of the Effective Date (the “Purchase Agreement”); and

WHEREAS, subject to the terms and conditions of this Agreement, the Company desires that HMP provide certain management and advisory services to the Company, and HMP desires to provide such services.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. HMP hereby agrees that, during the term (the “Term”) of this Agreement, it will:

a. provide the Company with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Company; and

b. provide the Company with financial, managerial and operational advice in connection with its day-to-day operations, including, without limitation advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company.

2. Payment of Fees. The Company hereby agrees to:

a. pay to HMP (or an affiliate designated by it) a reasonable transaction fee based on the market (the “Transaction Fee”), in connection with the structuring, negotiation and consummation of any financing, acquisition or other extraordinary transaction on terms and conditions satisfactory to the Company, together with the reimbursement of HMP’s expenses incurred in connection therewith, such Transaction Fee and expenses being payable by the Company concurrently with the consummation of such a financing, acquisition or other transaction; and

b. The Company hereby agrees to during the Term, pay to HMP a management fee (the “Management Fee”) in exchange for the services provided to the Company by HMP as described in Section 1 of this Agreement. Such Management Fee shall be paid by the Company to HMP or an affiliate of HMP designated by it. The amount of the Management Fee shall be $20,000 per month payable monthly in advance.

3. Limitations on Payments of Fees.

a. Certain Definitions. For purposes of this Agreement, the term “Senior Debt” means the indebtedness and all other “Obligations” (as defined therein) of the Company owed under that certain Amended and Restated Financing Agreement, dated as of October 27, 2004, by and among the Company, Big River Breweries, Inc., GB Acquisition, Inc., the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Ableco Finance LLC, as collateral agent for the Lenders, and Wells Fargo Foothill, Inc., as administrative agent for the Lenders (as amended from time to time, the “Financing Agreement”).

b. Subordination. HMP agrees that the payment of the Management Fee and any Transaction Fee at any time now or hereafter owing from the Company to HMP under this Agreement (“Fees”), shall be junior and subordinate to the prior indefeasible payment in full of, and performance of all obligations in respect of, all Senior Debt. Each clause or subsection of this Section 3 shall be given independent effect so that if a particular payment is prohibited by any one of such clauses it shall be prohibited although it otherwise would not be prohibited by another clause or subsection.

c. Default under Senior Debt. As long as any Fees are owing under this Agreement, then following the occurrence and during the continuance of a default on Senior Debt, HMP agrees that it will not (i) take any action or initiate any proceedings, judicial or otherwise, to enforce HMP’s rights or remedies with respect to any Fees under this Agreement, including, without limitation, any action to obtain any judgment or prejudgment remedy against the Company or to otherwise collect any amounts due hereunder or to realize upon any lien, security interest, charge, claim, right or other arrangement now or in the future existing, including any repossession, foreclosure, public sale, private sale, collection, obtaining of a receiver or retention of all or any part of amounts paid pursuant to this Agreement, or (ii) receive any payment of Fees under this Agreement.

d. Dissolution, Liquidation or Reorganization of the Company. In the event of any insolvency, bankruptcy or receivership case or proceeding, or any dissolution, winding up, liquidation, reorganization or other similar proceeding, relative to the

Company, its property or its operations (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise) or upon an assignment for the benefit of creditors, or any other marshalling of the assets of the Company, then all Senior Debt shall first be paid in full in cash or cash equivalents, before HMP shall be entitled to receive or retain any payment or distribution of assets with respect to this Agreement.

e. Deferral of Payments. Notwithstanding anything to the contrary herein, if the payment of any Fees otherwise required pursuant to this Agreement would result in the Company being in default under any Senior Debt, or in the existence of any event, occurrence or condition which, with notice or the passage of time, or both, would constitute such a default, the Company shall defer payment of the Fees which would have such result. Fees, the payment of which are so deferred, together with interest thereon at the per annum rate of 6% from the date payment would have been due but for the operation of this Section 3(e) until paid, will be due and payable immediately when such Fees may be paid by the Company without causing such result.

f. Third Party Beneficiaries. The Company and HMP acknowledge and agree that the Lenders are intended to be third party beneficiaries of the provisions of this Section 3 and are entitled to rely on these provisions and to enforce these provisions as if they were a direct party to this Agreement. In addition, and in furtherance of the foregoing, HMP agrees that the provisions of this Section 3 may not be amended or modified without the written consent of the Requisite Lenders (as defined in the Financing Agreement).

4. Term. This Agreement shall continue in full force and effect so long as Hancock Park Capital II, LP or any of its affiliates owns at least 10% of the then outstanding shares of capital stock of the Company (on a fully-diluted basis); provided, however, that this Agreement may be terminated by mutual consent of the parties at any time.

5. Expenses; Indemnification.

a. Expenses. The Company agrees to pay on demand all out-of-pocket expenses incurred by HMP or its affiliates in connection with the provision of services hereunder including, without limitation, travel, transportation, legal, general administrative expenses (including the reasonable allocation therefor with and among other entities for which HMP or its affiliates provide similar services) and the attendance of any of HMP’s or its affiliates representatives at any meeting of the board of directors (or any committee thereof) of the Company or any of its affiliates.

b. Notwithstanding the foregoing, HMP shall have the option from time to time, in its sole discretion, to, in lieu of being paid the Management Fee, be reimbursed by the Company for expenses that HMP incurs in the performance of services for the benefit of the Company,

c. Indemnity and Liability. In consideration of the execution, delivery and performance of this Agreement, the Company hereby agrees to indemnify, exonerate and hold each of HMP and each of its respective partners, members, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, members, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, losses (other than diminution in value), liabilities and damages, and expenses in connection therewith, including without limitation attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the Transaction, the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby except for any such Indemnified Liabilities arising on account of such Indemnitee’s willful misconduct or gross negligence, and if and to the extent that the foregoing undertaking may be prohibited by applicable law or otherwise unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute willful misconduct or gross negligence.

6. Assignment, etc. Except as provided below, the parties hereto shall not have the right to assign this Agreement. HMP acknowledges that its services under this Agreement are unique. Accordingly, any purported assignment by HMP (other than as provided below) shall be void. Notwithstanding the foregoing, (a) HMP may assign all or part of its rights and obligations hereunder to any affiliate of HMP which provides services similar to those called for by this Agreement, in which event HMP shall be released from all of its obligations hereunder, and (b) the provisions hereof for the benefit of HMP shall inure to the benefit of its successors and assigns.

7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of HMP and the Company. No waiver on any one occasion shall extend to or affect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8. Miscellaneous.

a. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

b. Consent to Jurisdiction. Each of the parties irrevocably agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of Los Angeles, California. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in Los Angeles, California for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of California, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 does not constitute good and sufficient service of process. The provisions of this Section 8(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of Los Angeles, California.

c. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 8(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

9. Merger/Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10. Notice. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party’s copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

If to the Company, to:

Gordon Biersch Brewery Restaurant Group, Inc.

100 East 10th Street

Chattanooga, Tennessee 37402

Fax: (423) 752-1973

Attention: H. Allen Corey

If to HMP, to:

Hancock Management Partners, Inc.

10323 Santa Monica Blvd., Suite 101

Los Angeles, California 90025

Fax: (310) 201-0403

Attention: Michael J. Fourticq, Sr.

11. Severability. If in any judicial proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

[Management Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:	GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

	By:	/s/ C. ANDREW STOCKETT
Name:
Title:

HMP:	HANCOCK MANAGEMENT PARTNERS, INC.

	By:	/s/ MICHAEL J. FOURTICQ
	Name:	Michael J. Fourticq
	Title:	an authorized representative